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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------


                        AMENDMENT NUMBER 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                             SPACEHAB, INCORPORATED
             (Exact name of registrant as specified in its charter)


       WASHINGTON   1595 SPRING HILL ROAD, SUITE 360      91-1273737
       ----------        VIENNA, VIRGINIA  22182          ----------
                         -----------------------

       (State or other   (Address of Principal Executive  (I.R.S.
       jurisdiction of   Offices)                         Employer
       incorporation or  (Zip Code)                       Identification
       organization)                                      No.)

                        1997 Employee Stock Purchase Plan
                        ---------------------------------
                            (Full Title of the Plan)

                                William S. Dawson
                      General Counsel & Corporate Secretary
                             SPACEHAB, Incorporated
                       1595 Spring Hill Road, Suite 360
                             Vienna, Virginia 22182
                     (Name and address of agent for service)

    Telephone number, including area code, of agent for service: 703-821-3000

                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------
Title of      Amount to be     Proposed      Proposed        Amount of
securities    registered       maximum       maximum         registration
to be                          offering      aggregate       fee
registered                     price per     offering price
                               share (1)     (1)
----------------------------------------------------------------------------
Common Stock  1,500,000 shares $10.4375      $15,656,250     $4,744.32
----------------------------------------------------------------------------

      (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of Registrant's common stock on the NASDAQ National Market on September 23, 1997.

      There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1997 Employee Stock Purchase Plan.


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                                    PART I

ITEM 1. PLAN INFORMATION.

            Not included pursuant to Form S-8 instructions.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not included pursuant to Form S-8 instructions.

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1997 and the description of the Company's common stock ("Common Stock") contained in the Company's registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") with respect to that stock filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating that description, are incorporated in this Registration Statement by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14(c) or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of those documents with the Commission.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            As of September 15, 1997, Mr. William S. Dawson beneficially owned 0 shares of Common Stock. Mr. Dawson also has the right to purchase an additional 26,292 shares of Common Stock upon the exercise of stock options held by him.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            (a) Sections 23B.08.510 through 23B.08.590 of the Washington Business Corporation Act (the "Washington Business Act") gives Washington corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes a company to buy director' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

            (b) Article Nine of the Amended and Restated Articles of Incorporation of the Company requires, and Article IX of the Bylaws of the Company provides for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

            (c) In accordance with Section 23B.08.320 of the Washington Business Act, the Company's Amended and Restated Articles of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, (2) conduct violating Section 23B.08.310 of the Washington Business Act of the Law (unlawful distributions) or (3) any transaction from which the director will


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personally receive a benefit in money, property, or services to which the director is not legally entitled.

            (d) The Company has entered into indemnification agreements with each of its directors which provides for indemnification under certain circumstances.

            (e) The Company maintains a directors' and officers' insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8. EXHIBITS.

             EXHIBIT         DESCRIPTION
             NUMBER

             4.1       Amended and Restated Articles of Incorporation of the
                       Company.

             4.2       Amended and Restated By-Laws of the Company.

             4.3       1997 Employee Stock Purchase Plan.

             5.1       Opinion of William S. Dawson, General Counsel and
                       Secretary of the Company, as to legality of the securities being registered.

             23.1      Consent of KPMG Peat Marwick LLP, Independent
                       Accountants

             23.2      Consent of William S. Dawson, General Counsel and
                       Secretary of the Company (contained in Exhibit 5.1).

ITEM 9. UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement


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is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vienna, State of Virginia, on September 30, 1997.

                                    SPACEHAB, INCORPORATED


                                    By /s/ Dr. Shelley A. Harrison
                                       ---------------------------
                                            Dr. Shelley A. Harrison
                                          Chairman of the Board and
                                            Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE             TITLE                               DATE

  /s/ Dr. Shelley A. Harrison   Chairman of the Board and  September 30, 1997
---------------------------     Chief Executive Officer
(Dr. Shelley A. Harrison)       (principal executive
                                officer)


  /s/ Margaret E. Grayson       Vice President of          September 30, 1997
---------------------------     Finance, CFO, Treasurer
(Margaret E. Grayson)           and Assistant Secretary
                                (principal financial
                                officer and principal
                                accounting officer)

                                Director
---------------------------
(Hironori Aihara)

  /s/ Robert A. Citron          Director                   September 30, 1997
---------------------------
(Robert A. Citron)

  /s/ Dr. Edward E. David,Jr.   Director                   September 30, 1997
---------------------------
(Dr. Edward E. David, Jr.)

----------------------------    Director
(Dr. Shi H. Huang)

  /s/ Chester M. Lee            Director                   September 30, 1997
---------------------------
(Chester M. Lee)

  /s/ Gordon S. Macklin         Director                   September 30, 1997
---------------------------
(Gordon S. Macklin)

  /s/ Dr. Brad M. Meslin        Director                   September 30, 1997
---------------------------
(Dr. Brad M. Meslin)

 /s/ Dr. Udo Pollvogt
----------------------------    Director                   September 30, 1997
(Dr. Udo Pollvogt)

 /s/ Alvin L. Reeser
----------------------------    Director                   September 30, 1997
(Alvin L. Reeser)




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  /s/ James R. Thompson         Director                   September 30, 1997
---------------------------
(James R. Thompson)

----------------------------    Director
(Prof. Ernesto Vallerani)




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                               INDEX TO EXHIBITS


The following documents are filed as part of this Registration Statement:




EXHIBIT                                      LOCATION
4.1         Amended and Restated             *
            Articles of Incorporation.

4.2         Amended and Restated             *
            By-Laws.

4.3         1997 Employee Stock              **
            Purchase Plan.

5.1         Opinion of William S.            **
            Dawson, General Counsel
            and Secretary of the
            Company, as to legality
            of the securities being
            registered.

23.1        Consent of KPMG Peat             Attached.
            Marwick LLP, Independent
            Accountants.

23.2        Consent of William S.            **
            Dawson, General Counsel
            and Secretary of the
            Company (contained in
            Exhibit 5.1).


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*  Incorporated by reference to the Registrant's Registration Statement on
Form S-1 (File No. 33-97812) and all amendments thereto, originally filed with the Securities and Exchange Commission on October 5, 1995.


** Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-36779) and all amendments thereto, originally filed with the Securities and Exchange Commission on September 30, 1997.


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